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                           TOTAL RESEARCH CORPORATION

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                         SPECIAL MEETING OF STOCKHOLDERS

                             _________________, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints and constitutes Jane B. Giles and Patti Hoffman, or either of them, as proxies, each with full power of substitution, to represent and to vote, as designated below, all shares of the Common Stock of Total Research Corporation held by the undersigned at the Special Meeting of Stockholders to be held on , 2001, at _____, or at any adjournment or adjournments thereof, for the following purposes, described in the Joint Proxy Statement/Prospectus dated _______________, 2001, accompanying the notice of said meeting:

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


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/ X / PLEASE MARK

         YOUR VOTES AS
         INDICATED IN
         THIS EXAMPLE

1. Proposal to adopt the Agreement and Plan of Merger, dated as of August 5, 2001, by and among Harris Interactive Inc., Total Merger Sub Inc. and Total Research Corporation.

                  FOR               AGAINST          ABSTAIN
                  / /                 / /              / /


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1. RECEIPT IS ACKNOWLEDGED OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE JOINT PROXY STATEMENT/PROSPECTUS DATED _______________, 2001 AND THE ANNUAL REPORT FOR THE FISCAL YEAR ENDED JUNE 30, 2001.

I plan to attend the meeting          / /

I do not plan to attend the meeting   / /


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Signature(s)_________________________________________ Dated __________, 2001


Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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